Exhibit 99.1

Exhibit 99.1

June 17, 2011

2011 GMC Annual Shareholder Meeting

Toronto Stock Exchange: GMC U.S. Over-the-Counter: GVCM

www.geovic.net

Safe Harbor Statement

This presentation may include or refer to certain forward-looking statements about production, costs, markets, competition, regulatory and environmental issues, earnings, cash flow, commodity prices, reserves, resources, drilling, timing and other considerations, as specified in the various documents filed by Geovic Mining Corp. with the United States Securities and Exchange Commission. These documents may be viewed on the company's website, www.geovic.net, www.sec.gov or www.sedar.com, in accordance with applicable United States, Canadian and TSX regulations. These statements are based upon Geovic’s current expectations known and unknown risks and uncertainties that could cause actual results to differ materially from those described herein. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Currency is in US Dollars

2

Our Current Focus

?Moving the Nkamouna Project in Cameroon Africa into production

Project financing in 2011

Initiate construction late 2011 or early 2012 Continuous mine operations late 2013 Full commercial production by 2014

Diversification of our project portfolio with new exploration and development ventures

Emphasis on rare and critical elements and advancement of existing chromium and gold ventures

3

Nkamouna Project—Strategic Factors

Cobalt

Critical element

Cameroon

Stable country in central Africa, positive social and political environment ??Encourages development of mining industry

Mineral Resource

Largest primary cobalt resource in world

Entire mining district of 1,250 km², 7 major mineralized areas ??Nkamouna project 23 year life covers only ~22% of mineralized area

Government Participation

SNI (state investment corporation) owns/represents 39.5% ??SNI invests its share of capital, not carried interest

Primary Producer

Largest primary cobalt producer, not by-product

Expect to be able to expand production quickly and economically

4

Potential Mineralized Area & Current Reserves

Nkamouna/Mada

~22% of mineralized area

Reserves

Category tonnes %Co %Ni %Mn

Proven & 68,132 0.26 0.66 1.48 Probable

Five other deposits

~78% of mineralized area

Area of Current Ore Reserve

5

Simple Mining Operations

Articulated trucks and excavators allow mining flexibility, mobility, and all-weather production

No blasting required

Economical mining fleet, shallow strip mining methods Concurrent reclamation of each mined zone

6

Unique Nkamouna Ore

Coarse, Hard Co—Ni—Mn Mineral

Waste

Pen

Crushed, Washed &

Sized Concentrate

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Specialized Mineral Processing

Physical upgrading (PUG)

Efficiently reduces the volume of material required to be processed through the hydrometallurgical circuit Sizes the material much like a sand & gravel operation

Produces a very high grade cobalt and manganese concentrate

Hydrometallurgical plant

High grade concentrate dissolved in unique new process to liberate contained metals

Produces very high grade saleable mixed sulfide product (>60% Ni & Co)

Produces saleable manganese carbonate product

Metallurgical process has been proven through pilot testing

8

General Plant Layout

Product Marketing

Average annual production

15,200 Tpy unique, very high grade Mixed Co-Ni Sulfide Product containing: 6,100 Tpy Cobalt metal 3,300 Tpy Nickel metal 62,800 Tpy Manganese Carbonate

Advanced discussions and site visits with several potential business partners

Project Financing

Well-respected financial advisors appointed

Standard Chartered Bank (SCB) represents Geovic Cameroon PLC

Canaccord/Genuity represents Geovic Mining Corp.

Multi-sourced project financing approach

Feasibility Study presents a project financial model which establishes the basis for SCB financing model

Very different metal pricing assumptions

SCB estimates that assuming $15/lb Co, the project will support an indicated debt:equity ratio of 56:44

Estimated Project Funding Requirements

$ millions

Initial Capital Investment $617

Working Capital $38

Financing fees $43

Subtotal $698

Cost Overrun Allowance $100

Total $798

GeoCam FS and SCB

Possible Capital Structure (using SCB assumptions)

Debt requirements

US$ 387m senior debt ??US$ 25m fleet finance (debt)

Equity requirements

Base Equity

Geovic (60.5%): US$ 185m

SNI (39.5%): US$ 121m

Over-run contingency ($100 m)

Assumed to be funded on a 50:50 D:E ratio

Resulting owner obligations

Geovic (60.5%): US$ 30.25m

SNI (39.5%): US$ 19.75m

Possibilities to cover this obligation through various instruments, including subordinated debt facilities and standby Letters of Credit

Equity Financing Considerations/Alternatives

Potential strategic investors/partners driven to secure major long term supply of cobalt from politically stable country

Mezzanine/convertible/private equity investors

Joint venture or other arrangements with product consumers Ongoing discussions with major potential equity investors Sale of additional GMC equity

Low share price and dilution considerations suggest it may be preferable to reduce interest in connection with project financing

2010 Cobalt Equivalent Cost Curve (summarized by SCB)

Geovic Mining Corp.

New Venture Prospects

Geovic New Caledonia Chromite June 2011

Geovic NC Exploration Licenses

granted early 2011

31 licenses-100 km2 3 yr term—renewable

2X @2 yrs ea.

Uses of Chromite

Chromite has many uses

Stainless Steel:10-20% ferrochrome

Metal Casting- foundry grade-NC

Furnace Walls-refractory grade

Chrome Plating ??Paint

Summary of prospects for stainless steel production

Stainless steel melted production by region, 2009-2012, m tonnes and % change

2010 % change 2011 % change 2012 % change

N. America 2.2 +36.0% 2.4 +8.0% 2.4 +2.0%

Europe 7.7 +25.8% 7.9 +2.6% 8.3 +5.1%

China 11.8 +28.5% 13.0 +10.0% 14.2 +9.1%

Rest of Asia 9.1 +17.6% 9.2 +1.0% 10.0 +8.8%

Rest of World 0.9 +2.1% 1.0 +10.9% 1.1 +11.8%

Total World 31.7 +24.1% 33.5 +5.5% 36.0 +7.6%

Data: CRU Analysis

Pirogue Bay

10 meters thick

15 meters thick

Ngo Bay

1	km

Ngo Bay

Metallurgical test work results

Chromite is easily concentrated by gravity, magnetic and electrostatic separation

Product testing suggests suitability for premium foundry grade product with limited processing

Based on initial testing

+54% chromium oxide (Cr2O3) discovered at multiple locations

World production Cr2O3 average: 46% Cr2O3

Geovic NC Objectives – 2011-2012

April-June: Baseline environmental assessment for drilling impact assessment July-Aug: Local Commune engagement; Mines Dept. review, exploration approval

3 Qtr 2011- 3Qtr 2012: Chromite resource/reserve assessment – 31 Licenses / 100 Km2— 13,000 meters / 2,000 holes on/offshore 2012- Finalize mineral separation process for top tonnage/grade prospects Conduct chromite product market analysis – bulk samples for offtake-foundry grade and met grade chromite validation tests 2012- PFS and DFS-Definitive Feasibility Study

Other Prospects

Arizona Gold Exploration

Early-stage exploration with 9-mile long gold trend and 66.5 square mile land position

Outcrop gold mineralization exceeding 1 gram per tonne

Wyoming and Colorado Uranium

Fully-paid leases on 15 properties in the Denver/Cheyenne Basin

New Mexico Rare Earth Elements

Early exploration for heavy rare earth mineral eudialyte

Enrichment of zirconium, hafnium, tantalum, tin, yttrium and niobium have also been confirmed

California Yttrium & Rare Earths

Very high grade heavy rare earth yttrium resource reported by USGS just south of claims area

June 17, 2011

2011 GMC Annual Shareholder Meeting

Toronto Stock Exchange: GMC U.S. Over-the-Counter: GVCM

www.geovic.net